UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The stockholders of Veracyte, Inc. (“Veracyte”) voted on the following proposals at Veracyte’s Annual Meeting of Stockholders held on June 15, 2022:

1.    The following Class III Directors were nominated to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Karin Eastham	52,211,923	12,051,310	190,531	2,812,253
Jens Holstein	64,322,026	120,540	11,198	2,812,253

Each of the two nominees for director was elected to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.

2.    The ratification of the appointment of Ernst & Young LLP as Veracyte’s independent registered public accounting firm for 2022:

For	Against	Abstain
67,194,440	61,572	10,005

The stockholders ratified the appointment of Ernst & Young LLP as Veracyte’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.    The approval, on a non-binding advisory basis, of the compensation of Veracyte’s named executive officers:

For	Against	Abstain	Broker Non-Votes
59,077,731	5,356,352	19,681	2,812,253

The stockholders approved, on a non-binding advisory basis, the compensation of Veracyte’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 16, 2022

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer
(Principal Financial Officer)